EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-68929 of Staff Leasing, Inc. on Form S-8 of our report dated February 23, 2001, appearing in this Annual Report on Form 10-K of Staff Leasing, Inc. for the year ended December 31, 2000.


Deloitte & Touche LLP
Certified Public Accountants

Tampa, Florida
March 28, 2001